UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 02, 2014 (Date of earliest event reported)
Zumiez Inc. (Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	000-51300 (Commission File Number)	91-1040022 (IRS Employer Identification Number)

4001 204th Street SW, Lynnwood, WA (Address of principal executive offices)		98036 (Zip Code)
4255511500 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On December 4, 2014, Zumiez Inc. issued a press release (the "Press Release") reporting its financial results for the third quarter ended November 1, 2014, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this report and the Press Release shall not be deemed "Filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Director
On December 2, 2014, Zumiez Inc. (the "Company") appointed Kalen F. Holmes to the Company's Board of Directors. Ms. Holmes will serve as an independent Class II director, for a term expiring at the Company's 2016 annual meeting of shareholders. Ms. Holmes will serve on the Company's Audit Committee and the Governance and Nominating Committee.

Ms. Kalen F. Holmes, 48, served as an Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation from November 2009 until her retirement in February 2013. Prior to her employment with Starbucks, Ms. Holmes held a variety of leadership roles with HR responsibility for Microsoft Corporation from September 2003 through November 2009. Prior to joining Microsoft, Ms. Holmes served in a variety of industries, including high-tech, energy, pharmaceuticals and global consumer sales. She also serves on the Board of Directors for the YWCA King and Snohomish counties and on the Board of Trustees for the Pacific Northwest Ballet. Ms. Holmes holds a Bachelor of Arts in Psychology from the University of Texas and a Master of Arts and a Ph.D. in Industrial/Organization Psychology from the University of Houston.

Ms. Holmes will receive the same compensation as other non-employee Company directors as described in the Company's 2013 Proxy Statement under the heading "Director Compensation."

There are no arrangements or understandings between Ms. Holmes and any other persons pursuant to which Ms. Holmes was selected as a director. There are no transactions since the beginning of the Company's last fiscal year, or any currently proposed transactions, with the Company to which Ms. Homes was or is to be a party, in which Ms. Holmes, or any member of her immediate family, has a direct or indirect material interest. Ms. Holmes has entered into the standard Company' director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Zumiez Inc. dated December 04, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 04, 2014	ZUMIEZ INC. By: /s/ Richard M. Brooks Richard M. Brooks Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Zumiez Inc. dated December 04, 2014